                                                                     EXHIBIT 5.1

                                                               February 29, 2000



IFCO Systems N.V.
Rivierstaete
Amsteldijk 166
1079 LH  AMSTERDAM
The Netherlands



Ladies and Gentlemen:

We have acted as legal counsel in the Netherlands to IFCO Systems N.V., a Netherlands company (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended, of a registration statement on Form F-1, as amended the date hereof (the "Registration Statement") with the United States Securities and Exchange Commission. Pursuant to the Registration Statement, 13,000,000 ordinary shares of the Company (the "Offer Shares") will be sold to the public in the framework of an initial public offering by the Company. The offering of the ordinary shares will be made pursuant to an Underwriting Agreement among the Company, Lehman Brothers International for itself and as representative of the several Managers named in
Schedule 1 thereof to be dated March 3, 2000 (the "Underwriting Agreement").

In rendering this opinion we have examined and relied upon the following documents:

(1)  a draft of the Underwriting Agreement filed with the Registration
     Statement;

(2)  the Registration Statement;

(3) an excerpt dated the date hereof of the registration of the Company in the Trade Register of the Chamber of Commerce of Amsterdam, The Netherlands (the "Excerpt");

(4) a copy of the Deed of Incorporation of the Company (the "Deed of Incorporation"), executed on March 31, 1999 which includes the articles of association (statuten) of the Company in force on the date hereof (the "Articles");

(5) the proposed amendment of the Articles as included in a draft dated February 22, 2000;

(6)  a company certificate of even date hereof attached hereto as Annex 1 (the
                                                                  -------
     "Company Certificate");

and such other documents and such treaties, laws, rules, regulations, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have assumed:

(i)   the genuineness of all signatures;

(ii) the authenticity of all the agreements, certificates, and other documents submitted to us as originals;

(iii) the conformity to the originals of all documents submitted to us as copies;

(iv) that the document referred to under (1) above will be duly and validly signed and executed by all parties thereto prior to the issuance of the Offer Shares, substantially in the form as examined by us as draft;

(v) that a ministerial declaration of non-objection will be received with respect to the document referred to under (5) above and that such document will be duly and validly executed through a notarial deed prior to the issuance of the Offer Shares, substantially in the form as examined by us as draft;

(vi) that the resolution to issue the Offer Shares shall have been validly passed prior to the issuance of the Offer Shares; and

(vii) that the contents of the Excerpt and the Company Certificate are true and complete as of the date hereof.

Based on the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

A.   The Company has been duly incorporated and is validly existing as a

     "naamloze vennootschap" (company with limited liability) under the laws of
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     The Netherlands.

B. The Offer Shares, to be sold as contemplated in the Registration Statement, when duly issued and delivered in accordance with the provisions of the Underwriting Agreement and Netherlands law, against payment therefor as provided in the

     Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable.


In rendering the opinions expressed herein, we have, with your approval, relied without independent investigation as to all matters governed by or involving conclusions under German law, upon the opinion (including the qualifications, assumptions and limitations expressed therein) of Lovells Boesebeck Droste, German counsel to the Company, of even date herewith.

We express no opinion on any law other than the law of The Netherlands as it currently stands and has been interpreted in published case law of the courts of The Netherlands as per the date hereof. We express no opinion on any laws of the European Communities (insofar as not implemented in The Netherlands in statutes or other regulations of general application).

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, or any other document examined in connection with this opinion except as expressly confirmed herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement.

Yours sincerely,

/s/ Stibbe Simont Monahan Duhot P.C.

Stibbe Simont Monahan Duhot P.C.

                             [LETTERHEAD OF LOVELLS]


Stibbe Simont Monahan Duhot
350 Park Avenue, 28th Floor
New York, New York 10022                                        29 February 2000
USA



Ladies and Gentlemen:

We have acted as German counsel for IFCO Systems N.V., a stock corporation organised under the laws of the Netherlands (the "Company") in connection with the intended offering and sale (the "Offering") of ordinary shares of the Company pursuant to a draft underwriting agreement dated 25 February 2000 (the "Underwriting Agreement"). You have requested this opinion in connection with the filing by IFCO Systems of a registration statement (the "Registration Statement") on Form F-1 under the Securities Act of 1933 with the Securities and Exchange Commission. The Registration Statement is being filed in connection with the consummation of the transactions contemplated by the Underwriting Agreement.

     1. In arriving at the opinions expressed below, we have reviewed a draft dated 25 February 2000 of the Underwriting Agreement.

     2. In our examination of the draft Underwriting Agreement, we have assumed that the draft Underwriting Agreement will be executed by the parties. We have also assumed that each of the then parties to the Underwriting Agreement is duly incorporated, validly existing and in good standing as a corporation under the laws of its respective jurisdiction, will have taken all steps necessary to execute the Underwriting Agreement under the laws of its respective jurisdiction and will have duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Underwriting Agreement. As to matters of fact, we have relied solely upon the document we have examined.

     3. Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Underwriting Agreement, if duly signed by the parties thereto, will create a valid and binding agreement under the laws of the Federal Republic of Germany, enforceable in accordance with its terms.

The foregoing opinions are strictly limited to the laws of the Federal Republic of Germany and are subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally. Our total liability in connection with these opinions shall not in any case exceed DM 20.000.000,00. This opinion letter shall be governed by the laws of the Federal Republic of Germany.

[LOGO OF LOVELLS]                        -2-                    25 February 2000

This opinion letter speaks only as of the date hereof. We do not assume, and we expressly disclaim, any responsibility to advise you of any change of law or fact that may occur after the date of this opinion letter even though such change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

We hereby consent to the use of this opinion as an exhibit to your opinion that will be filed as an exhibit to the Registration Statement. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose or by another.


/s/ Dr. Johannes Meinel
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    Dr. Johannes Meinel